UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2016

KAR Auction Services, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032
(Address of principal executive offices)
(Zip Code)

(800) 923-3725
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On November 3, 2016, KAR Auction Services, Inc. issued a press release announcing its financial results for the three and nine months ended September 30, 2016. KAR Auction Services, Inc. will host an earnings conference call and webcast, Friday, November 4, 2016 at 11:00 a.m., Eastern Daylight Time. The conference call may be accessed by calling 1-888-471-3831 and entering conference ID # 2670679 and the live webcast may be accessed at the investor relations section of www.karauctionservices.com. The call will be hosted by KAR Auction Services, Inc. Chief Executive Officer and Chairman of the Board, Jim Hallett, and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The call will feature a review of operating highlights and financial results for the three and nine months ended September 30, 2016. The press release dated November 3, 2016 is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference in its entirety.

On November 3, 2016, KAR Auction Services, Inc. also posted supplemental financial information for the three and nine months ended September 30, 2016, and Earnings Slides for the three and nine months ended September 30, 2016. The supplemental financial information and Earnings Slides can be located at the investor relations section of www.karauctionservices.com under the quarterly results page. The supplemental financial information and Earnings Slides posted on November 3, 2016 are attached to this Current Report on Form 8-K as Exhibits 99.2 and 99.3, respectively, and are incorporated herein by reference in their entirety.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.            DESCRIPTION OF EXHIBIT

99.1	Press release dated November 3, 2016 – “KAR Auction Services, Inc. Reports Third Quarter 2016 Financial Results, Dividend Increase and Share Repurchase Authorization”

99.2	KAR Auction Services, Inc. Q3 2016 Supplemental Financial Information – November 3, 2016

99.3	KAR Auction Services, Inc. Q3 2016 & Year-to-Date Earnings Slides – November 3, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:    November 3, 2016                KAR Auction Services, Inc.

/s/ Eric M. Loughmiller
Eric M. Loughmiller
Executive Vice President and Chief Financial Officer